                                               Coddle Creek Financial Corp.
                                                     Stock Order Form
                                           ------------------------------------
                                                               EXPIRATION DATE
                                           MOORESVILLE SAVINGS for Stock Order
                                                BANK, SSB          Forms:
                                              347 NORTH MAIN         , 1997
                                           STREET MOORESVILLE,   12:00 Noon,
                                                NC 28115        Eastern Time
                                              (704) 660-0408
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 IMPORTANT--PLEASE NOTE: A properly completed original stock order form must be used to subscribe for common stock. Faxes or copies of this form are not required to be accepted. Please read the Stock Ownership Guide and Stock
 Order Form Instructions as you complete this Form.
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                                            The minimum number of shares that
 (1) NUMBER OF SHARES                       may be subscribed for is 10
     SUBSCRIPTION PRICE                     shares and the maximum purchase
 (2) TOTAL PAYMENT DUE                      by any purchaser or by any
     X  $50.00  =                           purchasers exercising
                                            subscription rights through a
                                            single account or by purchasers
                                            acting in concert is 6,000
                                            shares, except for purchases by
                                            the Employee Stock Ownership Plan
                                            of Mooresville Savings Bank, SSB
                                            ("Mooresville Savings"). No
                                            purchaser, together with any
                                            Associate, as defined in the
                                            Prospectus may purchase more than
                                            12,000 shares. The maximum
                                            purchase limits are subject to
                                            possible change.

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[_] (3) EMPLOYEE/OFFICER/DIRECTOR INFORMATION Check here if you are a director, officer or employee of Mooresville Savings or a member of such person's immediate family.
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[_] (4) METHOD OF PAYMENT/CHECK                       Check Amount
    Enclosed is a check, bank draft or
    money order made payable to Coddle
    Creek Financial Corp. in the amount of:
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[_] (5) METHOD OF PAYMENT/WITHDRAWAL
    The undersigned authorizes withdrawal from the following account(s) at Mooresville Savings. There is no penalty for early withdrawal used for this payment.
 --------------------------------------
   Account Number(s)      Withdrawal
                          Amount(s)
 --------------------------------------
 --------------------------------------
 --------------------------------------
 --------------------------------------
  Total Withdrawal   ------------------
       Amount
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(6) PURCHASER INFORMATION
a. [_] Eligible Account Holder -- Check here if you were a depositor of at least $50.00 at Mooresville Savings on December 31, 1995. Enter information below for all deposit accounts that you had at Mooresville Savings on December 31, 1995.
b. [_] Supplemental Eligible Account Holder -- Check here if you were a depositor of at least $50.00 at Mooresville Savings on September 30, 1997 but are not an Eligible Account Holder. Enter information below for all deposit accounts that you had at Mooresville Savings on September 30, 1997.
c. [_] Other Member -- Check here if you were a borrower from Mooresville
       Savings on November 5, 1997 (the Voting Record Date) or a depositor of Mooresville Savings on November 5, 1997 who did not have a deposit on December 31, 1995 or September 30, 1997. Enter information below for all loan and deposit accounts that you had at Mooresville Savings on November 5, 1997 (the Voting Record Date).
d. [_] Local Community Resident -- Check here if you are a permanent resident of Iredell, Mecklenburg, Lincoln, Catawba, Rowan or Cabarrus County, North Carolina.
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      Account Title (Names on Accounts)        Account Number(s)
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PLEASE NOTE: FAILURE TO LIST ALL YOUR ACCOUNTS MAY RESULT IN THE LOSS OF PART OR
ALL OF YOUR SUBSCRIPTION RIGHTS. IF ADDITIONAL SPACE IS NEEDED, PLEASE UTILIZE THE BACK OF THIS STOCK ORDER FORM.
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 (7) STOCK REGISTRATION/FORM OF STOCK OWNERSHIP
 [_] Individual            [_] Joint Tenants     [_] Tenants in Common
 [_] Fiduciary (i.e. trust, estate, etc.)        [_] Corporation or Partnership
 [_] Uniform Transfer to Minors Act              [_] Other _________________


 (8) NAME(S) IN WHICH STOCK IS TO BE               Social Security # or Tax ID
     REGISTERED (PLEASE PRINT CLEARLY)


 Name(s) continued                                 Social Security # or Tax ID


 Street Address                       City         State      Zip Code


 (9) TELEPHONE INFORMATION  Daytime      Evening   County of Residence
     (   )                           (   )
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[_] (10) NASD AFFILIATION
    Check here if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD Affiliation box, (i) not to sell, transfer or hypothecate the stock for a period of 90 days following issuance, and (ii) to report this subscription in writing to the applicable NASD member within one day of payment therefor.

[_] (11) ASSOCIATE--ACTING IN CONCERT
    Check here, and complete the reverse side of this Form, if you or any associate (as defined on the reverse side of this Form) or persons acting in concert with you have submitted other orders for shares in the Subscription and/or Community Offerings.
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 (12) ACKNOWLEDGMENT
 To be effective, this fully completed Stock Order Form must be actually received by Mooresville Savings, no later than 12:00 p.m. Noon, Eastern
 Time, on December  , 1997, unless extended; otherwise this Stock Order Form and all subscription rights will be void. Completed Stock Order Forms, together with the required payment or withdrawal authorization, may be delivered to Mooresville Savings or may be mailed to the Post Office Box indicated on the enclosed business reply envelope. All rights exercisable hereunder are not transferable and shares purchased upon exercise of such rights must be purchased for the account of the person exercising such rights.
 It is understood that this Stock Order Form will be accepted in accordance with, and subject to, the terms and conditions of the Plan of Holding
 Company Conversion ("Plan of Conversion") of Mooresville Savings described in the accompanying Prospectus. If the Plan of Conversion is not approved by the voting members of Mooresville Savings at a Special Meeting to be held on December , 1997, or any adjournment thereof, all orders will be cancelled and funds received as payment, with accrued interest, will be returned promptly.
 The undersigned agrees that after receipt by Mooresville Savings, this Stock Order Form may not be modified, withdrawn or cancelled (unless the conversion is not completed within 45 days after the completion of the Subscription Offering) without Mooresville Savings' consent, and if authorization to withdraw from deposit accounts at Mooresville Savings has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned.
 Under penalty of perjury, I certify that the Social Security or Tax ID
 Number and the other information provided under number 8 of this Stock Order Form are true, correct and complete, that I am not subject to back-up withholding, that I am purchasing for my own account and that there is no agreement or understanding regarding the transfer of my subscription rights or the sale or transfer of these shares.
 Applicable Federal Regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer, the legal or beneficial ownership of conversion subscription rights, or the underlying securities to the account of another. Mooresville Savings and Coddle Creek Financial Corp. may pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve such transfer.
 I acknowledge that the common stock offered is not a savings or deposit account and is not a savings or deposit account and is not insured by the Savings Association Insurance Fund, the Bank Insurance Fund, the Federal Deposit Insurance Corporation, or any other government agency, may lose value and is not guaranteed by Coddle Creek Financial Corp.
 A VALID STOCK ORDER FORM MUST BE SIGNED AND DATED TWICE: FORM OF CERTIFICATION ON THE REVERSE HEREOF.
 SIGNATURE             DATE   SIGNATURE            DATE   DATE REC'D _________
                                                          CATEGORY ___________
                                                          ORDER # __ BATCH ___
                                                          BELOW AND ON THE
                                                          DEPOSIT ____________
 A SIGNED FORM OF CERTIFICATION MUST ACCOMPANY ALL STOCK ORDER FORMS
 (SEE REVERSE SIDE)

Account Title (Names on    Account       Account Title (Names on     Account
       Accounts)          Number(s)             Accounts)           Number(s)
--------------------------------------   --------------------------------------
--------------------------------------   --------------------------------------
--------------------------------------   --------------------------------------
--------------------------------------   --------------------------------------

ITEM (11)--(CONTINUED)

List below all other orders       "Associate" is defined as: (i) any
submitted by you or your          corporation or organization (other than
Associates (as defined) or by     Mooresville Savings Bank, SSB, Coddle Creek
persons acting in concert with    Financial Corp., or a majority-owned
you.                              subsidiary of Mooresville Savings Bank, SSB
                                  or Coddle Creek Financial Corp.) of which
                     Number of    such person is an officer or partner or is,
  Name(s) listed on   Shares      directly or indirectly, the beneficial owner
  other Stock Order   Ordered     of 10% or more of any class of equity
        Forms                     securities; (ii) any trust or other estate
-------------------------------- in which such person has a substantial -------------------------------- beneficial interest or as to which such -------------------------------- person serves as a trustee or in a similar -------------------------------- fiduciary capacity; except for any tax-
--------------------------------   ualified employee stock benefit plan or any
                                  charitable trust which is exempt from
                                  federal taxation pursuant to Section
                                  501(c)(3) of the Code; and (iii) any
                                  relative or spouse of such person, or any relative of such spouse, who either has the same home as such person or who is a director or officer of Mooresville Savings
                                  Bank, SSB, Coddle Creek Financial Corp. or any subsidiaries thereof.

  A VALID STOCK ORDER FORM MUST BE SIGNED AND DATED BELOW AND ON THE FRONT OF
                                  THIS FORM.

                             FORM OF CERTIFICATION

 I/WE ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR SAVINGS ACCOUNT AND IS NOT FEDERALLY INSURED, AND IS NOT GUARANTEED BY MOORESVILLE SAVINGS BANK, SSB (THE "BANK") OR BY THE FEDERAL GOVERNMENT.

 I/We further certify that, before purchasing the common stock, no par value per share, of Coddle Creek Financial Corp., the proposed holding company for Mooresville Savings Bank, SSB, I/we received a Prospectus dated November , 1997 (the "Prospectus").

 The Prospectus that I/we received contains disclosure concerning the nature of the security being offered and describes the risks involved in the investment, including but not limited to:

   1. Potential Impact of Changes in Interest Rates              (page 18)
   2. Risk Associated with Nonconforming Loan                    (page 19)
   3. Risk Associated with Concentration of Large Residential
      Mortgage Loans                                             (page 19)
   4. Anticipated Low Return on Equity Following Conversion      (page 20)
   5. Limited Market for the Common Stock                        (page 20)
   6. Cost of ESOP                                               (page 20)
   7. Cost and Possible Dilutive Effect of the MRP and Stock
      Option Plan                                                (page 21)
   8. Anti-Takeover Considerations                               (page 21)
   9. FInancial Institution Regulation and Possible Legislation  (page 24)
  10. Competition                                                (page 24)
  11. Best Efforts Offering                                      (page 24)

 Signature                    Date       Signature                    Date


 Name (Please Print)                     Name (Please Print)

                         CODDLE CREEK FINANCIAL CORP.
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                         SUBSCRIPTION OFFERING STOCK
                          OWNERSHIP GUIDE AND STOCK
                           ORDER FORM INSTRUCTIONS
-------------------------------------------------------------------------------

---------------------
STOCK OWNERSHIP GUIDE
---------------------

INDIVIDUAL
Include the first name, middle initial and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.", "Mr.", "Dr.", "special account", "single person", etc.

JOINT TENANTS WITH RIGHT OF SURVIVORSHIP
Joint tenants with right of survivorship may be specified to identify two or more owners. When stock is held by joint tenants with right of survivorship, ownership is intended to pass automatically to the surviving joint tenant(s) upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants.

TENANTS IN COMMON
Tenants in common may also be specified to identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common.

UNIFORM TRANSFER TO MINORS
Stock may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Acts of each state. There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation for Custodian is "CUST", while the Uniform Transfer to Minors Act is "Unif Tran Min Act". Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John Doe as custodian for Susan Doe under the North Carolina Uniform Transfer to Minors Act will be abbreviated John Doe, CUST Susan Doe Unif Tran Min Act, NC (use minor's social security number).

FIDUCIARIES
Information provided with respect to stock to be held in a fiduciary capacity must contain the following:

 * The name(s) of the fiduciary. If an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title
   (name). If an individual and a corporation, list the corporation's title before the individual.
 * The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, committee, etc.
 * A copy and description of the document governing the fiduciary relationship, such as living trust agreement or court order. Without documentation establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.
 * The date of the document governing the relationship except that the date of a trust created by a will need not be included in the description.
 * The name of the maker, donor or testator and the name of the beneficiary.

An example of fiduciary ownership of stock in the case of a trust is: John Doe, Trustee Under Agreement Dated 10-1-87 for Susan Doe.

You may mail your completed Stock Order Form in the envelope that has been provided, or you may deliver your Stock Order Form to a Mooresville Savings office. In order to purchase stock in the Subscription Offering, your Stock Order Form, properly completed, and payment in full (or withdrawal authorization) at the Subscription Price of $50 per share must be received by Mooresville Savings no later than 12:00 noon, Eastern Time, on December , 1997, unless such date is extended, or your Stock Order Form will become void. Stock Order Forms shall be deemed received only upon actual receipt at a Mooresville Savings office.

If you need further assistance, please call the Stock Information Center at
(704) 660-0408. We will be pleased to help you with the completion of your Stock Order Form or answer any questions you may have.

ITEM INSTRUCTIONS
-----------------
ITEMS 1 AND 2--
Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares purchased by the Subscription Price of $50.00 per share. The minimum purchase is 10 shares. The maximum purchase by (i) any person or entity (other than Mooresville Savings' Employee Stock Ownership Plan), or (ii) persons or entities exercising subscription rights through a single account, or (iii) persons acting in concert is 6,000 shares. In addition, no person or entity, or group of persons acting in concert, together with any Associate (as defined in the Prospectus), may subscribe for more than 12,000 shares. The Board of Directors of Mooresville Savings has the right to (i) reduce the 6,000 and 12,000 share maximum purchase limitations to an amount not less than one percent of the shares of common stock issued in the Conversion or
(ii) increase the 6,000 and 12,000 share maximum purchase limitations to an amount of up to five percent of the shares of common stock issued in the Conversion. Any change in the maximum purchase limitation may occur at any time prior to consummation of the Conversion, either before or after December
 , 1997. If any maximum purchase limitation is increased, any subscriber or group of subscribers who has subscribed for the maximum amount which is increased, and certain other large subscribers in the discretion of Coddle Creek Financial Corp., will be given the opportunity to increase their subscriptions up to the higher maximum purchase limitation. Coddle Creek Financial Corp. and Mooresville Savings reserve the right to reject any order received in the Community Offering, in whole or in part.
Coddle Creek Financial Corp. and Mooresville Savings also have the right to reject the order of any subscriber who (i) submits false or misleading information on a Stock Order Form or otherwise, (ii) attempts to purchase shares in violation of the Plan of Conversion or applicable law or (iii) fails to cooperate with attempts to verify information with respect to purchase rights.

ITEM 3--
Payment for shares may be made in cash (only if delivered by you in person) or by check, bank draft or money order made payable to Coddle Creek Financial Corp. Your funds will earn interest at the Mooresville Savings' current passbook savings rate until the Conversion is completed or terminated. DO NOT MAIL CASH TO PURCHASE STOCK! PAYMENT MAY NOT BE MADE BY WIRE TRANSFER. Please check this box if your method of payment is by cash, check, bank draft or money order.

ITEM 4--
If you pay for your stock by a withdrawal from a Mooresville Savings deposit account, insert the account number(s) and the amount of your withdrawal authorization for each account. The total amount withdrawn should equal the amount of your stock purchase. Your order will be rejected if, on the date your order is received, the accounts designated by you do not contain sufficient funds to complete your purchase. There will be no penalty assessed for early withdrawals from certificate accounts used for stock purchases. This form of payment may not be used if your account is an Individual Retirement Account. If you wish to use your IRA currently at Mooresville Savings, you must call the Stock Information Center prior to December , 1997 and complete all paperwork required no later than December , 1997.

ITEM 5--
a. Please check this box if you were a depositor of Mooresville Savings on December 31, 1995 (the Eligibility Record Date). You must list the full title and account numbers of all accounts you had on this date in order to insure proper identification of your purchase rights and preferences.
b. Please check this box if you were a depositor of Mooresville Savings on September 30, 1997 (the Supplemental Eligibility Record Date). You must list the full title and account numbers of all accounts you had on this date in order to insure proper identification of your purchase rights and preferences.
c. Please check this box if you are a borrower from Mooresville Savings as of November 5, 1997 (the "Voting Record Date") or a depositor at Mooresville Savings on the Voting Record Date and you were not a depositor on December 31, 1995 or September 30, 1997. If you were a borrower from Mooresville Savings on November 5, 1997 (the Voting Record Date), you must list the name of all borrowers on your loan accounts and the loan account number for all loan accounts that you had at such date in order to insure proper identification of your purchase rights and preferences. If you were a depositor at Mooresville Savings on the Voting Record Date, you must list the full title and account numbers of all accounts you had on this date in order to insure proper identification of your purchase rights and preferences.
d. You must list the state in which you reside.

ITEMS 6,7 AND 8--
The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of your common stock. Please complete items 6, 7 and 8 as fully and accurately as possible, and be certain to supply your social security number or tax identification number and your daytime and evening telephone number(s). We will need to call you if we cannot execute your order as given. If you have any questions or concerns regarding the registration of your stock, please consult your legal advisor. Stock ownership must be registered in one of the ways described under "Stock Ownership Guide."

ITEM 9--
Please check this box if you are a member of the NASD or if this item otherwise applies to you.

ITEMS 10 AND 11--
Please sign and date the Stock Order Form where indicated. Review the Stock Order Form carefully before you sign, including the acknowledgement. Normally, one signature is required. An additional signature is required only when payment is to be made by withdrawal from a deposit account that requires multiple signatures to withdraw funds. If you have any remaining questions, or if you would like assistance in completing your Stock Order Form, you may call the Stock Information Center. The Stock Information Center phone number is
(704) 660-0408.